Exhibit 99.1

OpenPayd Targets Nasdaq Listing at Unicorn Valuation

●	OpenPayd, a global leader in financial infrastructure, to join the U.S. public market as the Company pioneers the convergence of traditional finance and stablecoins

●	Merger with Titan Acquisition Corp. expected to accelerate OpenPayd’s next chapter of growth

●	Transaction values OpenPayd at an equity value of $1.145 billion on pro-forma basis

LONDON & NEW YORK — June 01, 2026 — OpenPayd (“OpenPayd” or the “Company”), a global financial infrastructure platform for programmable money movement, and Titan Acquisition Corp. (“Titan”) (Nasdaq: TACHU), a special purpose acquisition company focused on high-growth fintechs, today announced that they have entered into a definitive business combination agreement. Upon completion of the transaction, OpenPayd will become a publicly listed company on Nasdaq under the ticker symbol “OP.”

OpenPayd’s financial infrastructure platform operates at the intersection of traditional finance and digital assets, enabling businesses to move and manage money seamlessly across fiat rails, blockchain networks and stablecoins. Through a single API, businesses access global accounts, real-time payments and trading, enabling them to scale across borders.

The Company’s extensive regulatory footprint across the United States, United Kingdom, European Economic Area, Canada and South Africa, together with its integrations into global payment rails, banks and stablecoin issuers, enables customers to orchestrate money movement seamlessly across markets, rails and assets through a single platform. OpenPayd serves more than 1,100 customers across 180 countries worldwide, including blue-chip clients such as eToro and Kraken.

Upon closing, OpenPayd is expected to receive up to $276 million in gross proceeds from Titan’s trust account, assuming no redemptions by Titan’s public shareholders. The capital is intended to strengthen the Company’s balance sheet and accelerate the expansion of its financial infrastructure capabilities, positioning OpenPayd to capitalize on growing demand for integrated fiat and stablecoin payment orchestration and to lead the emerging market for agentic payments.

The transaction is expected to extend OpenPayd’s position as a market leader and allow the Company to further scale its proven operating model by investing in its technology, people and regulatory compliance, including licenses. OpenPayd plans to expand geographically, with immediate focus on scaling operations in the United States and on bolstering product and regulatory capabilities.

OpenPayd maintains a strong financial profile and, as of March 2026, generated more than $85 million in annualized recurring revenue. OpenPayd processes more than $240 billion in annualized transaction volume and is well-positioned to capture an increasing share in the rapidly evolving global payments market.

“This transaction marks a significant milestone in our journey and reflects the scale of our platform, our regulatory strength, and our ability to deliver profitable growth at scale. As global financial infrastructure undergoes rapid transformation, OpenPayd has become a trusted partner for modern money movement and we look forward to continuing to support our clients globally,” said Iana Dimitrova, Chief Executive Officer of OpenPayd.

“We believe the next decade of finance will not be defined by faster cards or cheaper wires — it will be defined by money that moves on its own. Autonomous agents are already making decisions; the infrastructure beneath them must keep pace. OpenPayd exists to be that infrastructure — the operating system connecting traditional financial rails with programmable, blockchain-native networks, so that intelligent systems can transact as fluently as humans do today. We have spent years building toward this convergence. We believe going public can give us the capital and the mandate to own it,” said Ozan Ozerk, Founder of OpenPayd.

Frank Mastrangelo, Chairman & Chief Executive Officer of Titan, said, “We are thrilled to partner with OpenPayd, a high-growth, profitable and innovative financial infrastructure platform and an early mover in a massive marketplace. We believe the growing institutional adoption of digital assets, increasingly pro-innovation regulatory frameworks, and rising demand for integrated fiat-to-digital infrastructure, underscored by recent signals from the U.S. Federal Reserve and mainstream financial institutions, position OpenPayd for long-term success. As what we believe to be, the first publicly traded, pure-play global payments infrastructure platform at the intersection of traditional finance and digital assets, we believe OpenPayd has an opportunity to define this category and play an integral role in the future of payments.”

The transaction has been unanimously approved by the boards of directors of both OpenPayd and Titan and is expected to close in the fourth quarter of 2026, subject to customary closing conditions, including approval by Titan’s shareholders. Additional details regarding the proposed transaction, including a copy of the Business Combination Agreement and other related documents will be included in a Current Report on Form 8-K to be filed by Titan with the U.S. Securities and Exchange Commission (the “SEC”) and will be available at www.sec.gov.

Anne Martina serves as lead M&A advisor, A&O Shearman serves as legal counsel, Deloitte serves as financial auditors, and Burson Buchanan serves as strategic communications advisor to OpenPayd. Winston & Strawn serves as legal counsel to Titan. Cantor Fitzgerald & Co. is acting as capital markets advisor to Titan Acquisition Corp.

About OpenPayd:

OpenPayd is building the universal financial infrastructure for the digital economy. The Company’s rails-agnostic platform enables businesses to move and manage money globally – across fiat and digital assets – through a single, powerful API. OpenPayd provides embedded accounts, FX, domestic and international payments, Open Banking, and stablecoin on/off ramps – delivering interoperability between traditional finance and digital assets. With one of the most comprehensive banking networks in the market, OpenPayd enables real-time money movement, everywhere. Trusted by global brands including eToro, Kraken, OKX, and B2C2, the Company processes more than $240 billion in annual volumes for over 1,100 businesses. OpenPayd is the infrastructure layer powering the next generation of financial services.

About Titan:

Titan Acquisition Corp. is a special purpose acquisition company with a focused mandate to partner with high-growth fintech and financial technology businesses through a merger, share exchange, asset acquisition or similar business combination. Titan is led by an experienced team with a strong track record across SPAC transactions, capital markets and financial services, bringing deep expertise in structuring, execution and scaling public companies. Backed by extensive relationships across institutional investors, banking and the broader fintech ecosystem, Titan is positioned to support companies seeking accelerated access to the U.S. public markets and long-term growth as publicly traded businesses. For more information please visit: https://www.titan-spac.com.

Contacts

For OpenPayd:

Michael Treacy

Michael.treacy@openpayd.com

Burson Buchanan

openpayd@bursonbuchanan.com

For Titan Acquisition Corp.:

Adeel Rouf

Email: adeel@Titan-spac.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” plan,” project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding expectations of OpenPayd or Titan concerning the outlook for their business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets, as well as any information concerning possible, assumed, estimated or expected future operations and future financial performance of OpenPayd. Forward-looking statements also include statements regarding the expected benefits of the proposed transaction. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management of Titan, OpenPayd and Titan Acquisition Sponsor Holdco LLC (the “Sponsor”) and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Titan, OpenPayd and the Sponsor. You should carefully consider the risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Titan’s final prospectus relating to its initial public offering dated April 8, 2025, its subsequent filings with the SEC and in the definitive proxy statement to be delivered to Titan’s shareholders and related registration statement on Form F-4, including those set forth under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Titan. These filings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could materially and adversely affect the combined company or the expected benefits of the proposed transaction or that the approval of shareholders is not obtained; failure to realize the anticipated benefits of the proposed transaction; risks relating to the uncertainty of the projected financial information with respect to OpenPayd; any downturn or volatility in economic conditions, including inflation; risks related to the rollout of OpenPayd’s business and the timing of expected business milestones, and to relationships with customers; the effects of competition on OpenPayd’s future business; risks related to OpenPayd’s ability to protect its intellectual property and avoid infringement by others, or claims of infringement against it; disruption of OpenPayd’s relationships with its customers, business partners and others resulting from the announcement of the proposed transaction; the amount of redemption requests made by Titan’s public shareholders; the ability of Titan or the combined company to issue equity or equity-linked securities in connection with the proposed transaction or in the future. If any of these risks materialize or OpenPayd’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Titan nor OpenPayd presently know or that they currently believe are immaterial that could also cause actual results to differ, potentially materially, from those contained in or implied by the forward-looking statements. In addition, forward-looking statements reflect Titan’s and OpenPayd’s expectations, plans or forecasts of future events and views as of the date of this press release. There may be additional risks that Titan and OpenPayd do not presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. While Titan or OpenPayd may elect to update these forward-looking statements at some point in the future, Titan and OpenPayd specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Titan’s or OpenPayd’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Annual Recurring Revenue

This press release includes Annual Recurring Revenue (“ARR”), which is a key performance measure used by management to monitor the growth and trajectory of OpenPayd’s business. OpenPayd defines ARR as total company revenue in each month multiplied by twelve (12). In this instance, ARR is calculated as OpenPayd’s total revenue for March 2026 multiplied by twelve (12). ARR is presented as a supplemental operational metric and is not a measure of financial performance prepared in accordance with IFRS. ARR should be viewed independently of, and not as a substitute for or combined with, revenue, deferred revenue or any other measure presented in OpenPayd’s financial statements. ARR does not represent OpenPayd’s revenue under IFRS on an annualized basis and is not a forecast of future revenue, which can be impacted by, among other things, contract start and end dates, customer renewal rates, transaction volumes, foreign exchange and other factors. Investors should not place undue reliance on ARR as an indicator of OpenPayd’s future or expected results. ARR does not have a standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. There is no IFRS measure that is directly comparable to ARR, and accordingly OpenPayd has not reconciled ARR in this press release to any IFRS financial measure.

Important Information For Investors and Stockholders

In connection with the proposed business combination, Titan intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as may be amended from time to time, the “Registration Statement”), which will include a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus relating to the proposed business combination. Titan will mail the definitive proxy statement/prospectus to its stockholders as of a record date to be established for voting on the proposed business combination. INVESTORS AND STOCKHOLDERS OF TITAN ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Investors and stockholders will be able to obtain free copies of the Registration Statement, proxy statement/prospectus and other documents containing important information about Titan and OpenPayd, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Titan when and if available may be obtained free of charge from Titan’s website at https://www.titan-spac.com or by directing a written request to Titan Acquisition Corp. at the address set forth on the cover of Titan’s filings with the SEC.

Participants in Solicitation

Titan, OpenPayd and their respective directors, managers and officers may be deemed participants in the solicitation of proxies of shareholders in connection with the proposed transaction. Titan shareholders and other interested persons may obtain more detailed information regarding the directors, managers and officers of Titan in Titan’s filings with the SEC, which may be obtained, without charge, on the website maintained by the SEC at www.sec.gov. Additional information will be available in the definitive proxy statement included in the registration statement when it becomes available.

No Offer or Solicitation

This press release relates to the proposed transaction and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, and otherwise in accordance with applicable law.

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